Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to us in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act on Form N-14 (Registration No. 333-167773) of Financial Investors Trust (the “Trust”), under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

July 28, 2010